UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 2, 2004

Pharmion Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50447	84-1521333

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 28th Street, Boulder, Colorado	80301

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 720-564-9100

(Former name or former address if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

On July 2, 2004, Pharmion Corporation, a Delaware corporation (the “Company”), issued a press release announcing that the underwriters of its previously announced offering of common stock have exercised in full their over-allotment option. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information And Exhibits

(c) Exhibits

99.1 Press Release, dated July 2, 2004, entitled “Pharmion Corporation Announces Exercise of Over-Allotment Option.”

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMION CORPORATION

Date: July 2, 2004	By:	/s/ Erle T. Mast

Erle T. Mast
Chief Financial Officer

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EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press Release, dated July 2, 2004, entitled “Pharmion Corporation Announces Exercise of Over-Allotment Option.”

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